Exhibit 21.1

List of direct and indirect subsidiaries as of December 31, 2010

Country of incorporation	Name legal entity
Austria	NXP Semiconductors Austria GmbH
Belgium	NXP Semiconductors Belgium N.V.
Brazil	NXP Semiconductors Brasil Ltda
Canada	NXP Semiconductors Canada Inc.
China	NXP Semiconductors Guangdong Ltd.
China	NXP Semiconductors (Beijing) Ltd.
China	NXP Semiconductors (Shanghai) Ltd.
China	Jilin NXP Semiconductors Ltd. (60%)*
Finland	NXP Semiconductors Finland Oy
France	NXP Semiconductors France SAS
Germany	SMST Unterstützungskasse GmbH
Germany	NXP Semiconductors Germany GmbH
Germany	NXP Semiconductors GA GmbH
Germany	NXP Stresemannallee 101 Dritte Verwaltungs GmbH
Hong Kong	NXP Semiconductors Hong Kong Ltd.
Hong Kong	Electronic Devices Ltd.
Hong Kong	Semiconductors NXP Ltd.
Hungary	NXP Semiconductors Hungary Ltd.
India	NXP Semiconductors India Pvt. Ltd.
Ireland	GloNav Ltd.
Italy	NXP Semiconductors Italy Spa i.l.
Japan	NXP Semiconductors Japan Ltd.
Korea	NXP Semiconductors Korea Ltd.
Malaysia	NXP Semiconductors Malaysia Sdn. Bhd.
Netherlands	NXP B.V.
Netherlands	NXP Semiconductors Netherlands B.V.
Netherlands	NXP Semiconductors International B.V.
Netherlands	NXP Software B.V.
Netherlands	NXP Holding B.V.
Philippines	NXP Semiconductors Philippines, Inc.
Philippines	NXP Semiconductors Cabuyao, Inc.
Poland	NXP Semiconductors Poland Sp.z.o.o.
Russia	NXP Semiconductors Russia O.O.O.
Singapore	NXP Semiconductors Singapore Pte. Ltd.
Singapore	Systems on Silicon Manufacturing Company Pte Ltd (61.2%)*
Sweden	NXP Semiconductors Sweden AB
Switzerland	NXP Semiconductors Switzerland AG
Taiwan	NXP Semiconductors Taiwan Ltd.
Thailand	NXP Manufacturing (Thailand) Co., Ltd.
Thailand	NXP Semiconductors (Thailand) Co., Ltd.
Turkey	NXP Semiconductors Elektonik Ticaret A.S.
United Kingdom	NXP Semiconductors UK Ltd.
United Kingdom	GloNav UK Ltd.
United Kingdom	NXP laboratories UK Holding Ltd.
United Kingdom	NXP Laboratories UK Ltd.
USA	NXP Semiconductors USA, Inc.
USA	NXP Funding LLC
USA	NXP Semiconductors (GPS) USA, Inc.
USA	Jennic America Inc.

*	= joint venture